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                                                                     EXHIBIT 21



                DIAGNOSTIC PRODUCTS CORPORATION AND SUBSIDIARIES
                                   EXHIBIT 21
                                  SUBSIDIARIES




Name                                        Place of Incorporation        % Ownership
--------------------------------------      -----------------------       -----------
DPC Cirrus Inc.                             USA/Delaware                       100%

EURO/DPC Limited                            United Kingdom                     100%

Diagnostic Products International, Inc.     Barbados                           100%

DPCHolding GmbH                             Germany                            100%

DPC Biermann GmbH                           Germany                            100%

DPC Czech s.r.o.                            Czech Republic                     100%

DPC d.o.o. Zagreb                           Croatia                             50%

DPC Polska sp.z.o.o.                        Poland                             100%

Diagnostic Products Corporation             Netherlands                        100%
  Benelux B.V.

Diagnostic Products Corporation             Netherlands                        100%
  Nederland B.V.

Diagnostic Products Corporation             Belgium                            100%
  Belgium b.v.b.A./s.p.r.l.

DPC Finland Oy                              Finland                            100%

Bio-Mediq DPC Pty. Ltd.                     Australia                          100%

DPC Dipesa, S.A.                            Spain                              100%

DPC France, SAS                             France                             100%

Tianjin De Pu (DPC)                         China                              100%
  Biotechnological and Medical
  Products, Inc.

DPC Medlab Produtos Medico                  Brazil                              56%
  Hospitalares Ltda.

DPC Venezuela C.A.                          Venezuela                           56%

DPC Medlab de Uruguay S.A.                  Uruguay                             56%

Nippon DPC Corporation                      USA/California                      50%

DPC Skafte AB                               Sweden                              50%

D.P.C.-N. Tsakiris S.A.                     Greece                              50%

Medical Systems, S.p.A.                     Italy                               45%

Amerlab, Lda.                               Portugal                            40%